UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2016

ACCURAY INCORPORATED

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 4, 2016, Accuray Incorporated (the “Company”) entered into an amendment (the “Amendment”) to the Financing Agreement dated as of January 11, 2016 (the “Financing Agreement”) by and among the Company, as co-borrower, TomoTherapy Incorporated, a direct, wholly-owned subsidiary of the Company, as co-borrower, Morphormics Inc., a direct, wholly-owned subsidiary of the Company, as guarantor, the lenders party thereto and Cerberus Business Finance, LLC, as collateral agent and administrative agent. The Company is making a prepayment of loans under the Financing Agreement in a principal amount of $5,000,000 and agrees to pay certain fees and legal expenses incurred in connection with the Amendment. The Amendment amends the compliance levels with respect to the consolidated EBITDA, secured leverage ratio and total leverage ratio financial maintenance covenants contained in the Financing Agreement.

The foregoing summary of the terms of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACCURAY INCORPORATED

	By:	/s/ Kevin Waters
Kevin Waters
Date: November 4, 2016		Senior Vice President & Chief Financial Officer